                                                                  EXHIBIT 10.10


                              SEPARATION AGREEMENT

     THIS SEPARATION AGREEMENT (this "Agreement"), is dated as of this 31st day of December, 1999, by and between AutoNation, Inc., a Delaware corporation ("AutoNation"), and James O. Cole, a Florida resident ("Cole").

                              W I T N E S S E T H :

     WHEREAS, Cole has served AutoNation as Senior Vice President, General Counsel and Secretary since June 2, 1997.

     WHEREAS, in accordance with this Agreement, Cole's employment as an executive officer of AutoNation will be terminated by mutual agreement of the parties.

     WHEREAS, Cole and AutoNation desire to set forth herein certain agreements between them with respect to Cole's termination as an executive officer and employee of AutoNation.

     NOW, THEREFORE, in consideration of the mutual promises and the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. RESIGNATION OF EMPLOYMENT. The foregoing recitals are true and correct and are part of this Agreement. The terms and conditions of this Agreement have been approved by the Board of Directors of AutoNation, and this Agreement is enforceable in accordance with its terms against the parties. For purposes of this Agreement, the termination of Cole's employment by AutoNation shall be effective (the "Effective Date") on December 31, 1999.

     2. SEVERANCE COMPENSATION AND BENEFITS. Cole shall receive the following severance compensation and benefits:

          (a) So long as Cole is in compliance in all material respects with the terms of paragraph 7 of this Agreement, as severance compensation, AutoNation shall continue to pay Cole his current base salary at the rate of $450,000 per year until June 30, 2001 (the "Severance Period"), payable in biweekly or such other installments as is in accordance with AutoNation's normal payroll practices, and subject to all applicable tax withholding requirements and other deductions. Cole shall have no obligation to mitigate the severance compensation by seeking other employment, and no amount of any other compensation earned by Cole in any other capacity during the Severance Period shall offset or reduce AutoNation's obligation to pay the severance compensation to him.

          (b) So long as Cole is in compliance in all material respects with the terms of paragraph 7 of this Agreement, Cole shall not be entitled to any bonuses during the Severance Period, except that he shall be eligible to receive the portion of his bonus for 1999 to the extent it is related to his individual performance (i.e. 75% of his bonus), but the portion of his bonus related to AutoNation's performance against its financial and/or business objectives (i.e., 25% of his bonus) will be adjusted depending on AutoNation's success in meeting its financial and/or business objectives in 1999. Cole's total bonus eligibility will be 35% of his 1999 salary of $450,000. This bonus will be paid in the course of AutoNation's regular payout schedule in the year 2000.

          (c) Cole shall be eligible for continuation of AutoNation's group medical and dental coverage as set forth in the Consolidated Omnibus Budget Reconciliation Act of 1985. As of the Effective Date, Cole will no longer be eligible to participate in the following associate benefit programs offered by
AutoNation: (i) vacation benefits, (ii) 401(k), (iii) short term or long term disability benefits, (iv) travel and accident benefits, or life or dependent life insurance.

          (d) Cole has been granted options to purchase a total of 348,385 shares of common stock under AutoNation's various Stock Option Plans (collectively, the "Plans"), 102,097 of which have previously vested, 87,096 of which will vest between the Effective Date and June 30, 2000 in accordance with their original vesting schedules (the "vested options"), and the balance of 159,192 will be canceled and not vest or be exercisable, as set forth below, notwithstanding anything to the contrary in any of the Plans or stock option agreements entered into by Cole at the time of the grants:


                                                                      AS OF NEXT
                  NUMBER OF                             AS OF         APPLICABLE         AS OF
                   SHARES                             THE DATE         VESTING         EFFECTIVE
                   UNDER-                              HEREOF,        DATE; TOTAL        DATE,
                   LYING             PER SHARE        NUMBER OF        NUMBER OF       NUMBER OF
                   OPTIONS           EXERCISE          OPTIONS         OPTIONS          OPTIONS         EXPIRATION
GRANT DATE         GRANTED           PRICE($)           VESTED         CANCELED         CANCELED           DATE
----------      ------------        ----------        ---------      ------------    -------------      -----------
06/02/97          160,000            12.75              80,000          120,000           40,000          06/02/07
01/02/98           88,385            12.75              20,097           44,293           44,292          01/02/08
01/06/99          100,000            15.9375             -0-             25,000           75,000          01/06/09


Notwithstanding Cole's termination of employment as provided hereunder, the vested options as set forth above shall be eligible to be exercised by Cole for the duration of their respective original terms (in each case, 10 years from the date of grant thereof as set forth above), and shall not expire or be terminated earlier as a result of the termination of Cole's employment with AutoNation hereunder. During the Severance Period, Cole shall have the same rights with regard to the vested options that active, then current executive officers as a class have with respect to their outstanding stock options, including with respect to any repricing of outstanding options. At all times, the vested options shall be adjusted appropriately and automatically for any changes in the securities underlying the vested options, including stock splits, dividends and other reclassifications of any nature. Cole acknowledges that he has no further claim or entitlement to be awarded any future additional grant of options under the Plans or any other stock option plan of AutoNation. Cole also acknowledges that the 159,192 options being canceled as of the Effective Date shall be forfeited. AutoNation agrees that it will not set off its obligations under the Plans or this Agreement against any obligation which Cole may have under this Agreement or otherwise to AutoNation, and AutoNation further agrees that it will not cancel, forfeit or otherwise refuse to allow Cole to duly exercise his stock options. Upon exercise by Cole of any of the vested stock options and payment in full for the underlying shares, AutoNation shall deliver certificates for such shares to Cole within five days to the address which he specifies in the exercise notice.

          (e) In the event of Cole's death or incapacity during the Severance Period, the severance compensation, benefits and the vested stock options described above shall be paid or provided to, or be exercisable by, as the case may be, Ada C. Cole, his wife, his estate, personal representative or guardian.

     3. COOPERATION; RECORDS; CONFIDENTIALITY. During the Severance Period, Cole agrees to make himself available to AutoNation and its officers for consultation on a reasonable basis from time to time as to any and all matters which he worked on while an officer of AutoNation, provided that AutoNation shall reimburse Cole for his reasonable expenses incurred in providing such consultation and making himself available, including attorney's fees and costs, if necessary (e.g., if Cole is required to be deposed as a witness in any litigation involving AutoNation). AutoNation acknowledges that Cole may engage in other full-time employment and AutoNation agrees that it will use its best efforts to attempt to minimize the amount of time which it shall require of him. Cole agrees that all records, files, documents, books, security/access badge(s), and other property of AutoNation (including, without limitation, any cellular telephone, pager and/or laptop computer, etc.) shall remain in AutoNation's possession and that he shall not remove any of the same from AutoNation's premises, without the prior consent of AutoNation. The foregoing notwithstanding, it is agreed that Cole may retain the computer installed in Cole's home. At all times hereafter, Cole agrees to maintain the confidentiality of all proprietary, secret, confidential and other non-public information concerning AutoNation, including without limitation, any management, sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans in existing or new markets or for new or expanded products, services or lines of business, and any financial statements, monthly operating reports, budgets, projections and other financial information. Neither Cole nor AutoNation shall publicly disclose the contents of this Agreement, except to the extent required under applicable law.

     4. NO RIGHT TO GIVE INTERVIEWS OR WRITE BOOKS, ETC. During the Severance Period and the one year period thereafter, except as authorized by AutoNation, Cole shall not give any interviews or speeches primarily concerning AutoNation, nor shall Cole, directly or indirectly, prepare or assist any person or entity in the preparation of any books, articles, television or motion picture productions or other creations concerning AutoNation, including, without limitation, any material concerning any person, whether or not fictional, whom any member of the public might associate with AutoNation (regardless of whether or not there shall appear any disclaimer purporting to disassociate such fictitious person from AutoNation). Notwithstanding the foregoing, Cole may publicly state factual information about his employment with AutoNation in providing others with background and resume information about himself, in public filings with the SEC when required with respect to other issuers for which such disclosure about him is required, and in similar contexts. During the Severance Period and thereafter, Cole agrees that he shall not, in any communications with any third party, criticize, ridicule or make any statement which disparages or is derogatory of AutoNation or any of AutoNation's affiliates or any of its or their officers, directors, agents or employees, and AutoNation agrees that it shall not, in any communications with any third party, criticize, ridicule or make any statement which disparages or is derogatory of Cole.

     5. FULL SATISFACTION AND RELEASES. The parties agree that, except as otherwise provided in this Agreement, this Agreement severs all relationships between them and shall act as a mutual release of all claims of any nature which each party may have against the other party as of the Effective Date, except that the following claims shall not be released hereby: (i) claims by either party against the other under or pursuant to this Agreement, (ii) claims by Cole under applicable law in respect of statutory employment benefit rights (such as COBRA or ERISA claims), and (iii) claims or rights of Cole under law or AutoNation's certificate of incorporation and bylaws to indemnification against third party claims arising with respect to his service as an officer and/or director of AutoNation or any of its subsidiaries, affiliates and related companies prior to the Effective Date. AutoNation agrees to maintain its existing or substantially comparable directors and officers insurance coverage in place for at least five years following the Effective Date, to the extent the premiums therefor are not more than 200% of the cost of existing premiums, and agrees to keep the same or broader indemnification rights in place under its bylaws for at least five years following the Effective Date, to the extent allowed by applicable law.

     6. SEC FILING. Cole shall timely file a Form 4 with the Securities and Exchange Commission reporting that he is no longer an executive officer of AutoNation as of the Effective Date. After the Effective Date, AutoNation shall cease to refer to or include Cole as an executive officer in any of its SEC filings or press releases.

     7.   NON-COMPETE AND NON-SOLICITATION. Cole agrees that for a period of one
(1) year immediately following the Effective Date, except with the prior written consent of AutoNation, Cole shall not directly or indirectly (whether individually or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of or lender to any company or business entity or otherwise), for any reason:

          (a) engage in any retail automotive consumer business in any market in the United States (collectively, the "Automotive Business"); or

          (b) request, advise or induce any material customer or material vendor of AutoNation, its subsidiaries and related companies (collectively, the "AutoNation Group") to withdraw, curtail or cancel any such customer's or vendor's business with the AutoNation Group; or

          (c)(i) solicit for employment, or knowingly permit any company or business directly or indirectly controlled by him to solicit for employment, any person who is employed in Fort Lauderdale, Florida by the AutoNation Group at that time, or in any manner seek to induce any such person to leave his or her employment with the AutoNation Group, or (ii) employ, or permit any company or business directly or indirectly controlled by him to employ, any person who is employed in Fort Lauderdale, Florida by the AutoNation Group at that time or who was so employed within one year prior to that time, provided, however, that Cole, or any company or business directly or indirectly controlled by him, may employ any person at any time after such person has been terminated (with or without cause) by AutoNation. For purposes hereof, "controlled by or affiliated with" shall mean any company or business, for which and so long as Cole both (i) beneficially owns more than 50% of the outstanding equity, including for purposes of such calculation the underlying shares of all options, warrants, convertible securities and other rights to purchase securities held by Cole, AND (ii) is a general partner, director or executive officer. Cole agrees to have written policies in place at companies or businesses that are controlled by him that such companies or businesses are not to solicit or employ persons in contravention of this paragraph 7(c). In the event Cole or a company or business controlled by him hires a current or former employee of AutoNation in violation of this paragraph 7(c), AutoNation shall provide prompt written notice to Cole, and if such employee is not terminated by the company or business controlled by Cole within thirty (30) days following the date of such notice, then AutoNation shall have the right to seek injunctive and other relief, but shall not have the right to cause forfeiture of any of Cole's vested options hereunder or to cease payment of severance compensation hereunder.

     Notwithstanding the foregoing, (i) Cole's beneficial ownership of less than five percent (5%) of the outstanding shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market, including for purposes of such calculation the underlying shares of all options, warrants, convertible securities and other rights to purchase securities held by Cole, shall not be deemed, in and of itself, to violate the prohibitions of paragraph 7(a), and (ii) if any business or company (on a consolidated basis with all of its majority-owned subsidiaries) derives less than five percent (5%) of its annual revenue from the Automotive Business as defined above, such business or company shall not be deemed for purposes of paragraph 7(a) to be engaged in the Automotive Business. Also, Cole's representation as a lawyer of any entity or person engaged in the Automotive Business shall not be deemed a violation of paragraph 7(a).

     8.   MISCELLANEOUS.

          (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters, agreements and understandings relating to the subject matter hereof.

          (b) CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Florida.

          (c) EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

          (d) SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

          (e) EXCLUSIVE VENUE AND JURISDICTION. In the event of a claimed breach by either party, the non-breaching party may seek injunctive or other relief from a court of law, but AutoNation shall not have the right to cause forfeiture of the vested options or to cease payment of severance compensation, except in accordance with a judgment entered by a court of competent jurisdiction. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Broward County in the State of Florida or in the U.S. District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding.

          (f) BINDING NATURE. This Agreement will be binding upon the parties and will inure to the benefit of any successor or successors of AutoNation. This Agreement is not assignable by Cole.

          (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

          (h) NOTICES. All notices which either party shall be required or permitted to make or give under this Agreement shall be in writing and shall be sufficiently made or given if sent by personally delivery, by certified mail, return receipt requested or by nationally recognized overnight courier service, addressed as set forth below, unless a notice of a change of address has been previously given in accordance with the foregoing:

         If to Cole:           James O. Cole
                               10 Nurmi Drive
                               Fort Lauderdale, FL 33301

         If to AutoNation:     AutoNation, Inc.
                               110 S.E. 6th Street
                               Fort Lauderdale, FL 33301
                               Attn: Chief Executive Officer

          (i) PRESS RELEASE. Cole and AutoNation shall mutually agree on the text of any press release to be issued regarding the termination of Cole's employment but Cole acknowledges that AutoNation shall have final control over the time of any press release and comment. All subsequent press releases and public comment shall be consistent with the mutually agreed upon language of the initial press release.

          (j) ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to the other that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of its own counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

                            [signatures on next page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                AUTONATION, INC.

                                By: /s/ MICHAEL J. JACKSON
                                   ----------------------------------------
                                       Michael J. Jackson,
                                       Chief Executive Officer


                                  /s/ JAMES O. COLE
                                  ------------------------------------------
                                  JAMES O. COLE